Exhibit 99.1

NEWS RELEASE

	Contact:	Christopher L. Boone
Chief Financial Officer
936-631-2749
FOR IMMEDIATE RELEASE
DRG&L:
Jack Lascar / 713-529-6600
Anne Pearson / 210-408-6321

Lufkin Industries to Acquire Zenith Oilfield Technology

Adds real-time monitoring & data analysis to Lufkin’s automation capabilities

LUFKIN, Texas, February 27, 2012 – Lufkin Industries, Inc. (NASDAQ: LUFK) (“Lufkin”) announced today that its subsidiary, Lufkin Industries Holdings UK Limited, has agreed to acquire Zenith Oilfield Technology Ltd (“Zenith”). Zenith, based in Aberdeen, Scotland, is an international provider of innovative technology and products for the monitoring and analysis of down-hole data and related completion products for the oilfield artificial lift market. Zenith was founded in 2004 and serves a diversified customer base, including independent and national oil companies in approximately 30 countries. The acquisition is expected to close by February 29, 2012.

Zenith is focused on two core segments. The first segment is down-hole monitoring, data gathering and control systems, providing gauges for all types of artificial lift applications, real-time optimization and control devices specifically for electric submersible pumps (ESPs) and progressing cavity pumps (PCPs), and quartz sensors for permanent reservoir monitoring. The second segment is artificial lift completion systems for ESP pump systems, providing pump bypass systems, auto-flow valves that increase the life of the pump, and custom completion design, services and training for E&P customers.

“The acquisition of Zenith is a strong complement to our fast-growing automation business and accelerates our strategic goal of offering our customers a fully-integrated solutions package of well automation capabilities to enhance the effectiveness of our artificial lift products,” said John F. “Jay” Glick, President and Chief Executive Officer of Lufkin.

“Zenith’s product portfolio, with its state-of-the-art down-hole sensing, automated system optimization and design of custom completion equipment for artificial lift applications, is a game-changer as it moves our well management and performance capabilities from the surface to down-hole. Zenith’s technology allows oil and gas producers to measure down-hole conditions with real-time, accurate and repeatable data and adjusts surface equipment accordingly.

Lufkin Industries, Inc. ¿ 601 South Raguet ¿ Lufkin, Texas 75902 ¿ (936) 634-2211

“Zenith’s capabilities, combined with Lufkin’s existing automation control offerings and the advanced SCADA-related technologies we acquired in January 2012 through Datac Instrumentation Limited and RealFlex Technologies give Lufkin a very powerful package of automation products and services to help our customers reduce operating costs per well and increase production and ultimate reserve recovery. This latest acquisition gives Lufkin a complete closed system offering of all the surface and subsurface artificial lift equipment and technology (with the exception of the down-hole rod string) needed to efficiently and cost-effectively produce an oil or gas well,” Glick said.

“Roughly 70 percent of Zenith’s revenues are from the Middle East and Far East, and we expect this acquisition to help us gain a foothold in several important international markets we have targeted for entry or expansion for Lufkin’s entire artificial lift portfolio.

“The global artificial lift market is expected to exceed US$9 billion in 2012, according to Spears & Associates, and well automation offers significant untapped market potential. Our acquisitions of the last several months give Lufkin a major competitive advantage in being able to offer customers the most comprehensive and technologically advanced automation products and services solutions available today, plus a robust pipeline of new products under development that represent the next generation of automation technology for the oilfield,” Glick added.

Since its founding just eight years ago, Zenith has achieved strong operational and financial performance, with compounded revenue growth of 25 percent per year since its inception, and expected revenues of approximately US$41 million and EBITDA of US$10 million for the fiscal year ended May 31, 2012. With the planned commercial rollout in 2013 of new technologies for real-time optimization and control for ESP and PCP pump systems, Zenith expects its EBITDA to nearly double in 2013. (EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of forecasted net income to EBITDA has been provided at the end of this news release.)

The purchase price is approximately £80.7 million (US$126.6 million) net of acquired cash. As a result, Lufkin expects this acquisition to be accretive to its earnings in 2013. The acquisition will be initially funded from the unfunded portion of Lufkin’s existing bank facilities, which is being increased by approximately US$25 million, to be provided by Barclays Capital and J.P. Morgan.

Barclays Capital served as financial advisor to Lufkin and Simmons & Company International served as financial advisor to Zenith.

Lufkin Industries, Inc. ¿ 601 South Raguet ¿ Lufkin, Texas 75902 ¿ (936) 634-2211

Lufkin Industries, Inc. sells and services oilfield pumping units, well automation systems, gas lift and plunger lift systems, progressing cavity pumps, well completion products, foundry castings and power transmission products throughout the world. Lufkin has vertically integrated all vital technologies required to design, manufacture and market its products.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements and information regarding Lufkin and Zenith, including statements that describe the Company’s beliefs, estimates and expectations with respect to both Lufkin and Zenith. These forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Such statements reflect Lufkin’s current views with respect to certain events and are subject to certain assumptions, risks and uncertainties, many of which are outside its control. Undue reliance should not be placed on forward-looking statements.

Information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained in Part I, Item 1A. “Risk Factors” of Lufkin’s Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to Lufkin or persons acting on Lufkin’s behalf are expressly qualified in their entirety by these risk factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially.

In addition to these risks and uncertainties, there can be no guarantee that the proposed transaction with Zenith will be consummated. Even if the proposed transaction is consummated, there can be no guarantee that Lufkin will be able to effect the integration of Zenith’s operations smoothly or efficiently or that the anticipated benefits of the transactions will be achieved.

The forward-looking statements included in this document are only made as of the date hereof, and Lufkin disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

LUFK-IR

Lufkin Industries, Inc. ¿ 601 South Raguet ¿ Lufkin, Texas 75902 ¿ (936) 634-2211

EBITDA RECONCILIATION

We have provided in this release non-GAAP financial information, including estimates of Zenith’s projected EBITDA, defined as earnings before income tax, depreciation and amortization. Management uses this non-GAAP financial measure internally in analyzing our financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. We believe this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our non-GAAP financial measure and the most directly comparable GAAP financial measure. However, we have provided this reconciliation in accordance with UK-GAAP, converted to U.S. dollars, because Zenith’s financials statements are computed in accordance with UK-GAAP.

LUFKIN INDUSTRIES, INC.

Reconciliation of Net Income to EBITDA*

($ in thousands)

(Estimated and Unaudited)

	Twelve Months Ending May 31,	Twelve Months Ending December 31,
	2012	2013
Forecasted Net Income	$6,987	$15,004
Income Taxes	2,718	4,615
D&A**	254	316

Forecasted EBITDA	$9,959	$19,935

*	Amounts converted from GBP to USD at 1.58 exchange rate.
**	Does not include any impact from purchase accounting.

Lufkin Industries, Inc. ¿ 601 South Raguet ¿ Lufkin, Texas 75902 ¿ (936) 634-2211